Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 4, 2019, by and among Alder BioPharmaceuticals Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers on EXHIBIT A hereto (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

RECITALS

A. Upon the terms and subject to the conditions of the Purchase Agreement, the Company has issued to the Buyers, and the Buyers have purchased from the Company, $19,999,995.00 of Common Stock (as defined below) (the “Purchase Shares”); and

B. To induce the Buyers to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1. DEFINITIONS.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “Common Stock” means the common stock of the Company, par value $0.0001 per share.

b. “Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in any Registration Statement (as hereinafter defined), as it may be supplemented by a prospectus or the Prospectus Supplement (as hereinafter defined), in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the 1933 Act, together with any then issued “issuer free writing prospectus(es),” as defined in Rule 433 of the 1933 Act, relating to the Registrable Securities.

d. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the SEC.

e. “Registrable Securities” means (i) the Purchase Shares, and (ii) any shares of capital stock issued or issuable with respect to the Purchase Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

f. “Registration Statement” means the Shelf Registration Statement, any New Registration Statement and any other registration statement of the Company, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the 1933 Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the 1933 Act, covering the sale of any of the Registrable Securities.

g. “Shelf Registration Statement” means the Company’s existing registration statement on Form S-3 (File No. 333-216199).

2. REGISTRATION.

a. Mandatory Registration. The Company shall, within sixty-one (61) days from the date of the final prospectus for the Public Offering, file with the SEC a prospectus supplement to the Shelf Registration Statement specifically relating to the Registrable Securities (the “Prospectus Supplement”). The Buyers and their counsel shall have had a reasonable opportunity to review and comment upon such Prospectus Supplement prior to its filing with the SEC. The Buyers shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date on which the Buyers shall have sold, either publicly pursuant to the Registration Statement or pursuant to Rule 144 under the 1933 Act, all the Registrable Securities, or (ii) the date five (5) years from the date of this Agreement (collectively, the “Registration Period”). In addition, a Buyer’s rights under this Agreement shall terminate if such Buyer can sell all of its Registrable Securities under Rule 144 under the 1933 Act without restriction during any ninety (90) day period. The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company hereby represents and warrants to the Buyers that: (i) the Shelf Registration Statement is effective and available for the resale of the Registrable Securities in accordance with Rule 430B under the 1933 Act, and (ii) the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Shelf Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Shelf Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, a prospectus, including any amendments or prospectus supplements thereto, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Buyers and their counsel shall have two (2) Business Days to review and comment upon such prospectus prior to its filing with the SEC. If the Buyers have comments on such prospectus, the Buyers shall use their reasonable best efforts to provide such comments within two (2) Business Days from the date the Buyers receive the final version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares registered pursuant to the Prospectus Supplement is insufficient to cover the Registrable Securities or if the Shelf Registration Statement has expired or is otherwise no longer available, the Company shall file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises. The Company shall use its reasonable best efforts to have any such New Registration Statement become effective as soon as practicable following the filing thereof.

3. RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Sections 2(a) and (c), including on the Shelf Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and any Prospectus used in connection with such Registration Statement, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, subject to Permitted Delays and Section 3(e) hereof and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. Should the Company file a post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such filing declared effective by the SEC within thirty (30) consecutive Business Days following the date of filing, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith. If (i) there is material non-public information regarding the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under a Registration Statement, then the Company may postpone or suspend filing or effectiveness of such Registration Statement or use of the prospectus under the Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(a) for more than sixty (60) days in the aggregate during any twelve (12) month period (each, a “Permitted Delay”).

b. The Company shall submit to the Buyers for review and comment any disclosure in the Registration Statement, and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10-Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into the Registration Statement), containing information provided by the Buyers for inclusion in such document and any descriptions or disclosure regarding the Buyers, the Purchase Agreement, including the transaction contemplated thereby, or this Agreement at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which any of the Buyers reasonably and timely objects. Upon request of a Buyer, the Company shall provide to such Buyer all disclosure in the Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10-Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into a Registration Statement) at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which any of the Buyers reasonably and timely objects. If any of the Buyers have comments on the Registration Statement and any amendments or supplements thereto, such Buyer shall use its reasonable best efforts to comment thereon within two (2) Business Days from the date the Buyers receive the final version thereof. The Company shall furnish to the Buyers, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement, except if such notice and the contents thereof shall be deemed to constitute material non-public information.

c. Upon request of any of the Buyers, the Company shall furnish to such Buyer, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any amendment(s) to a Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as a Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as a Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Buyer.

d. The Company shall use reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification is available, the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any of the Buyers reasonably requests, (ii) subject to Permitted Delays, prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Buyer who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. Subject to Permitted Delays, as promptly as reasonably practicable after becoming aware of such event or facts, the Company shall notify the Buyers in writing if the Company has determined that the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as reasonably practical (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of premature disclosure of such event or facts) prepare a prospectus supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon any Buyer’s request, deliver a copy of such prospectus supplement or amendment to such Buyer. In providing this notice to the Buyers, the Company shall not include any other information about the facts underlying the Company’s determination and shall not in any way communicate any material nonpublic information about the Company or the Common Stock to the Buyers. The Company shall also promptly notify the Buyers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Buyers by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any

Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. In no event shall the delivery of a notice under this Section 3(e), or the resulting unavailability of a Registration Statement, without regard to its duration, for disposition of securities by the Buyers be considered a breach by the Company of its obligations under this Agreement.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time and to notify the Buyers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities if the Principal Market (as such term is defined in the Purchase Agreement) is an automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h. The Company shall cooperate with the Buyers to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts as the Buyers may reasonably request and registered in such names as the Buyers may request.

i. If reasonably requested by a Buyer, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such Buyer believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable once notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement (including by means of any document incorporated therein by reference).

j. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

k. If reasonably requested by a Buyer at any time, the Company shall deliver to such Buyer a written confirmation from the Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the Registration Statement is currently effective and available to the Company for sale of all of the Registrable Securities.

4. OBLIGATIONS OF THE BUYERS.

a. Each Buyer has furnished to the Company in EXHIBIT B hereto such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as reasonably requested by the Company in order to effect the registration of such Registrable Securities. The Company shall notify the Buyers in writing of any other information the Company reasonably requires from the Buyers in connection with any Registration Statement hereunder. Each Buyer will as promptly as practicable notify the Company of any material change in the information set forth in EXHIBIT B, other than changes in its ownership of Common Stock.

b. Each Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

5. EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions incurred by the Buyers and fees and disbursements of counsel for the Buyers, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Buyer, each Person, if any, who controls a Buyer, the members, the directors, officers, partners, employees, agents, representatives of each Buyer and each Person, if any, who controls a Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld) or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final Prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement, or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about a Buyer furnished in writing to the Company by such Buyer or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, the Prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (C) shall not be available to the extent such Claim is based on a failure of a Buyer to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company pursuant to Section 3(c) or Section 3(e); and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Buyer pursuant to Section 8.

b. In connection with the Registration Statement or Prospectus, each Buyer, severally and not jointly, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about such Buyer set forth on EXHIBIT B hereto or updated from time to time in writing by such Buyer and furnished to the Company by such Buyer expressly for inclusion in the Shelf Registration Statement or Prospectus or any New Registration Statement or from the failure of such Buyer to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), such Buyer will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that such Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net amount of proceeds actually received by such Buyer as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by such Buyer pursuant to Section 8.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by payments at least as frequently as every 30 days of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any party who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of such Registrable Securities.

8. ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers holding a majority of the Registrable Securities; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. Any Buyer may assign its rights under this Agreement to any transferee or holder of the Registrable Securities without the prior written consent of the Company; provided that such transferee or holder of the Registrable Securities executes and delivers an additional counterpart signature page to this Agreement and EXHIBIT A hereto shall be updated to reflect the information with respect to such transferee or holder.

9. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the Buyers holding a majority of the Registrable Securities, and (c) Redmile Group, LLC, but only to the extent that the Buyers holding a majority of the Registrable Securities are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates.

10. ADDITIONAL REGISTRATION STATEMENTS.

During the period beginning on the date hereof and ending on the last day of the Registration Period, if at any time there is not an effective Registration Statement available for the resale of the Registrable Securities under the 1933 Act, the Company shall not file a Registration Statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a Registration Statement on Form S-8, or such supplements or amendments to Registration Statements that are outstanding and have been declared effective by the SEC as of the date hereof, solely to the extent necessary to keep such registration statements effective and available).

11. MISCELLANEOUS.

a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

Telephone:	(425) 205-2900
Facsimile:	(425) 205-2901
Attention:	Chief Executive Officer with a copy to Executive Vice President & General Counsel
Email:	razelby@alderbio.com, with a copy to jbucher@alderbio.com

With a copy (which shall not constitute delivery to the Company) to:

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Telephone:	206-452-8700
Facsimile:	206-452-8800
Attention:	Alan Hambelton
Email:	ahambelton@cooley.com

If to a Buyer:

To the address set forth opposite such Buyer’s name on EXHIBIT A hereto.

With a copy (which shall not constitute delivery to the Buyers) to:

Paul Hastings LLP

1117 South California Avenue

Palo Alto, CA 94304

Telephone:	(650) 320-1800
Facsimile:	(650) 320-1900
Attention:	Samantha Eldredge
Email: samanthaeldredge@paulhastings.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively. Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless it actually is received by the party for whom it is intended.

b. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

c. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d. This Agreement and the Purchase Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the subject matter hereof and thereof.

e. Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

f. Notwithstanding anything to the contrary contained herein, if the Company shall issue Purchase Shares to persons other than the Buyers pursuant to the Purchase Agreement, any purchaser of such Purchase Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Buyer” and a party hereunder and EXHIBIT A hereto shall be updated to reflect the information with respect to such purchaser.

g. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction of a) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Robert Azelby
Name:	Robert W. Azelby
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL FUND, LP

By: Redmile Group, LLC, its General Partner

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL OFFSHORE MASTER FUND, LTD.

By: Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

MAP 20 SEGREGATED PORTFOLIO, A SEGREGATED PORTFOLIO OF LMA SPC

By: Redmile Group, LLC, its Investment Advisor

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL OFFSHORE FUND (ERISA), LTD.

By: Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

EXHIBIT A

Schedule of Buyers

Name	Address for Notices
Redmile Capital Fund, LP	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Redmile Capital Offshore Master Fund, Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Redmile Capital Offshore Fund (ERISA), Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

EXHIBIT B

Information About The Buyer Furnished To The Company By The Buyer Expressly For Use In

Connection With The Registration Statement and Prospectus

Redmile Group, LLC is the investment manager of each of the foregoing private investment vehicles and separately managed accounts and, in such capacity, exercises sole voting and investment power over all of the shares held by such private investment vehicles and separately managed accounts and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to this prospectus supplement.

The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions directly or through one or more underwriters, broker dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus supplement;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and if such short sale shall take place after the date of this prospectus supplement, the selling stockholders may deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement to cover short sales of our common stock made prior to the date of this prospectus supplement.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

To the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Broker dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.

We have agreed with the selling stockholders to a registration statement covering the resale of the shares of common stock effective until the earlier of (1) the date on which all of the shares covered by this prospectus supplement have been sold, either publicly pursuant to this registration statement or pursuant to Rule 144 under the 1933 Act or (2) the date five years from the date of the Registration Rights Agreement.